Exhibit 99.1

Asure Announces Third Quarter 2022 Results

AUSTIN, TX – November 7, 2022 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•Revenue of $21.9 million, up 22% year-over-year
•Net loss of $4.5 million, compared to net income of $5.3 million in the prior year period, which also included a $10.5 million tax credit; non-GAAP net loss of $0.1 million versus a non-GAAP net loss of $0.4 million in the prior year’s quarter
•EBITDA of $1.3 million, compared to $9.9 million in the prior year period, which included a $10.5 million tax credit; Adjusted EBITDA was $2.1 million, from $1.2 million in the prior year period
•Total bookings were up 91% year-over-year

Management Commentary

“Our strong third quarter results reflect the strategic investments that we have made throughout 2022, including increasing our sales force, enhancing our product suite, and developing improved technology,” said Asure Chairman and CEO Pat Goepel. “We believe that clients are increasingly recognizing the value of our solutions, which have continued to improve in functionality as our strategy to enhance automation and user experience takes shape. In addition, our focus on areas of differentiation, such as HR Compliance, our best-in-class tax platform, and our newly introduced Integration Marketplace, is anticipated to account for an increasing share of our revenue moving forward. These efforts have resulted in reduced churn and higher revenue from our current customer base over the prior year period, and are expected to generate high-margin revenue streams during the remainder of 2022 and into 2023.

“Client demand for our solutions has been robust, as evidenced by the 91% year-over-year increase in new sales bookings in the third quarter. Accordingly, we are raising our fourth quarter revenue guidance, which now calls for year-over-year growth of 11% to 14%, virtually all of which is organic. We are also introducing preliminary 2023 financial guidance for revenues of $98 to $102 million and adjusted EBITDA margins of 14% to 16%. While we intend to continue to evaluate potential acquisition targets in 2023, our guidance reflects our expectation for performance on an organic basis at this time. Looking ahead, we remain focused on our commitments to helping small and mid-sized businesses get the most from their human capital.”

	Three Months Ended			Nine Months Ended
in thousands, except per share data (unaudited)	September 30, 2022	September 30, 2021	Variance	September 30, 2022	September 30, 2021	Variance
REVENUE	$21,903	$17,981	21.8%	$66,536	$54,951	21.1%

GROSS PROFIT
Gross Profit	$13,647	$10,868	25.6%	$41,372	$33,305	24.2%
Gross Margin	62.3%	60.4%	n/a	62.0%	60.6%	n/a
Non-GAAP Gross Profit	$14,841	$12,002	23.7%	$44,901	$36,993	21.4%
Non-GAAP Gross Margin	67.8%	66.7%	n/a	67.5%	67.3%	n/a

EARNINGS
Net income (loss)	$(4,533)	$5,328	NM	$(13,410)	$7,494	NM
Net income (loss) Margin	(20.7)%	29.6%	n/a	(20.2)%	13.6%	n/a
Net income (loss) per share	$(0.22)	$0.28	NM	$(0.67)	$0.39	NM
Non-GAAP Net income (loss)	$(134)	$(434)	NM	$1,230	$1,334	(7.8)%
Non-GAAP Net income (loss) Margin	(0.6)%	(2.4)%	n/a	1.8%	2.4%	n/a
Non-GAAP Net income (loss) per share	$(0.01)	$(0.02)	NM	$0.06	$0.07	(14.3)%

EBITDA
EBITDA	$1,346	$9,902	NM	$3,831	$20,824	NM
EBITDA Margin	6.1%	55.1%	n/a	5.8%	37.9%	n/a
Adjusted EBITDA	$2,099	$1,228	70.9%	$7,447	$5,938	25.4%
Adjusted EBITDA Margin	9.6%	6.8%	n/a	11.2%	10.8%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release

Financial Commentary

“Asure’s third quarter results showed strong double-digit revenue growth of 22% year-over-year with organic revenues beginning to accelerate as anticipated,” said CFO, John Pence. “Net loss was $4.5 million, a margin of (21)%, compared to net income of $5.3 million in the prior period, or a margin of 30%, a decline of 185% relative to the prior year, as last year’s results included a $10.5 million gain related to ERTC credits. EBITDA declined to $1.3 million relative to the prior year’s $9.9 million for the same reason. Adjusted EBITDA, which excludes the tax credits, rose 71% relative to the prior year to $2.1 million and adjusted EBITDA margin rose 280 basis points to 9.6%.

“Our revenue guidance for the remainder of 2022 and 2023 contemplates strong momentum with HR Compliance, tax processing solutions, contribution from revenue streams stemming from new uses of our installed user’s data in the Integration Marketplace, and higher investment revenues due to rising interest rates and larger investible balances. Adjusted EBITDA is expected to benefit from the additional scale generated by this incremental revenue growth and the impact of the many efficiency initiatives we currently have underway.”

Recent Business Highlights

Asure and Equifax Align to Deliver Integrated Verifications of Employment and Income

•Asure and Equifax® (NYSE: EFX), a global data, analytics and technology company, announced a new integration that makes The Work Number from Equifax available to Asure direct customers and reseller partners. The integration is designed to provide Asure clients and their employees the benefits of quicker, more secure verifications of employment and income from The Work Number within their existing core HCM technology stacks.

•“Equifax brings deep expertise in verification services, and through our integration with The Work Number, we’re delivering significant benefits to our 80,000 small business customers and reseller partners and their employees,” said Pat Goepel, Chairman and CEO of Asure. “Employers will no longer have to spend time manually responding to verification requests, and their employees will have access to instant, more seamless verifications in support of important life events.”

•Joe Muchnick, Senior Vice President of Employer Services and Talent Solutions at Equifax Workforce Solutions, added, “Equifax and Asure are both dedicated to deploying technology that helps fuel the growth of our respective clients. We’re pleased that this new integration supports enhanced HCM functionality among any sized employer or payroll provider by delivering the benefits of faster, more secure verifications through The Work Number from Equifax.”

Asure Expands Tax Filing Capabilities Allowing CPA Firms and Tax Professionals to Scale in Response to Surging ERTC Demand

•Developed and implemented a new technology that automates back-office processes for CPAs and tax professionals to calculate and prepare amended tax returns for small businesses claiming ERTC stimulus. Through collaboration with Asure’s CPA partners, the company has designed technology that automates the back-office transactional processes of calculating compliant tax credits and filing the necessary quarterly amended tax returns for their clients to get ERTC stimulus credits.

•“At Asure, we’re always seeking new ways for technology to support small businesses and the organizations that serve them. Our CPA partners were telling us they couldn’t keep pace with the volume of administrative work associated with ERTC demand. Our technology automates the back-office ERTC work so they can focus on high-value client work,” said Pat Goepel, Chairman and CEO of Asure. “We’re excited about this new technology’s ability to help drive organic growth as it allows us to serve even more payroll and non-payroll clients alike.”

Asure Expands and Streamlines 401(k) Plan Options for Small Employers with 80+ Provider Integrations and New Partnership

•Asure payroll systems now feature direct integration with more than 80 401(k) providers. The time and expense required to maintain traditional options for providing employer-sponsored 401(k) plans have been a longtime barrier to entry for smaller employers. Asure is actively removing that barrier by making 401(k) plan delivery easier and more accessible for organizations with limited resources. Asure’s established integrations enable employers to sync their Asure payroll system and their 401(k) data to streamline enrollment, eliminate dual entry, and remain compliant.

•“In today’s job market, prospective employees have high expectations, even from smaller organizations. Making it easy to offer 401(k) options for retirement savings is just one way that Asure is empowering our customers to be more competitive, while also removing administrative burdens,” said Pat Goepel, Chairman and CEO of Asure.

Asure Announces Integration with PrismHR to Deliver Payroll Tax Filing System and Services to PEO and ASO Markets

•Announced an agreement to be a preferred provider of payroll tax filing software and services for PrismHR, a leading provider of HR solutions for PEOs, ASOs and their clients. The agreement includes integration between Asure’s FlexTax payroll tax filing engine and PrismHR’s payroll system, currently in use by more than 80,000 organizations. It also provides PrismHR customers access to Asure’s Payroll Tax Management Services, a flexible suite of options that enable customers to outsource payroll tax filing according to their needs and budget, with the ability to scale and adapt to other service plans as their needs change—without changing platforms.

•“This new partnership provides an opportunity to significantly expand our payroll tax business into the PEO and ASO markets, while enabling PrismHR to provide an alternative, standalone tax filing solution that complements their existing HR portfolio,” said Pat Goepel, Chairman, and CEO of Asure. “Our deep expertise in the complex landscape of payroll taxes uniquely positions Asure to deliver not only a user-friendly software solution to PrismHR’s customers, but also the experienced counsel and support of a knowledgeable team of payroll tax experts.”

Fourth Quarter 2022 and Full Year 2023 Guidance

The Company is providing the following guidance for the fourth quarter and full year 2022 as well as fiscal year 2023 based on third quarter results and its preliminary business outlook for 2023. Our guidance is offered with the knowledge that there is a high level of economic uncertainty in 2023 due to recent inflationary trends and the potential for a recession of unknown severity.

Guidance Range	Q4-2022	2022
Revenue	$23.5M - 24.0M	$90.0M - 90.5M
Adjusted EBITDA	$3.0M - 3.5M	$10.5M - 11.0M
Non-GAAP EPS	$(0.01) - 0.01	$0.05 - 0.07

Guidance Range	2023
Revenue	$98.0M - 102.0M
Adjusted EBITDA Margin	14% - 16%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Conference Call Details

Asure management will host a conference call Monday, November 7, 2022 at 3:30 pm Central (at 4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website. To listen to the earnings call by phone, participants must pre-register with information available on the Company’s website.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of HCM software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as HR services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about bookings, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Bookings represent estimated new first year contracted revenue value for recurring and non-recurring services sold in the period.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP net income (loss) per share differs from net income (loss) per share in that it excludes items such as amortization, share-based compensation, and one-time expenses, and may use basic or diluted share counts in its computation, as applicable.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and non-recurring expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures. as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, costs related to third-party placement fees, extraordinary employee recognition, demolition of office space, data retention and cybersecurity consultants.

Other Income, Net. The Company’s adjusted financial measures exclude Other Income, net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results, including, by way of example, revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, bookings, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major pandemics or epidemics (including COVID-19), interruptions to supply chains and extended shut down of businesses, political unrest, including the current issues between Russian and Ukraine, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; interest rates; collection of receivables; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2022.

The forward-looking statements, including the financial guidance and 2022 and 2023 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2022 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$10,885	$13,427
Accounts receivable, net	6,821	5,308
Inventory	323	246
Prepaid expenses and other current assets	10,658	13,475
Total current assets before funds held for clients	28,687	32,456
Funds held for clients	181,969	217,273
Total current assets	210,656	249,729
Property and equipment, net	11,364	8,945
Goodwill	86,011	86,011
Intangible assets, net	70,238	78,573
Operating lease assets, net	7,969	5,748
Other assets, net	4,886	4,136
Total assets	$391,124	$433,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$3,064	$1,907
Accounts payable	1,322	565
Accrued compensation and benefits	4,179	3,568
Operating lease liabilities, current	1,686	1,551
Other accrued liabilities	4,137	2,333
Contingent purchase consideration	2,299	1,905
Deferred revenue	4,173	3,750
Total current liabilities before client fund obligations	20,860	15,579
Client fund obligations	184,617	217,144
Total current liabilities	205,477	232,723
Long-term liabilities:
Deferred revenue	252	36
Deferred tax liability	1,758	1,595
Notes payable, net of current portion	31,367	33,120
Operating lease liabilities, noncurrent	6,908	4,746
Contingent purchase consideration	670	2,424
Other liabilities	130	258
Total long-term liabilities	41,085	42,179
Total liabilities	246,562	274,902
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	205	204
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	432,445	429,912
Accumulated deficit	(280,170)	(266,760)
Accumulated other comprehensive income	(2,901)	(99)
Total stockholders’ equity	144,562	158,240
Total liabilities and stockholders’ equity	$391,124	$433,142

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue:
Recurring	$19,959	$16,374	$61,977	$51,688
Professional services, hardware and other	1,944	1,607	4,559	3,263
Total revenue	21,903	17,981	66,536	54,951
Cost of Sales	8,256	7,113	25,164	21,646
Gross profit	13,647	10,868	41,372	33,305
Operating expenses:
Sales and marketing	4,752	3,897	14,238	11,130
General and administrative	8,023	7,005	24,204	20,324
Research and development	1,230	1,505	4,523	3,972
Amortization of intangible assets	3,350	2,534	10,134	7,590
Total operating expenses	17,355	14,941	53,099	43,016
Loss from operations	(3,708)	(4,073)	(11,727)	(9,711)
Interest expense, net	(1,122)	(530)	(3,006)	(977)
(Loss) gain on extinguishment of debt	—	(342)	180	8,312
Employee retention tax credit	—	10,533	—	10,533
Other income, net	399	—	1,349	—
(Loss) Income from operations before income taxes	(4,431)	5,588	(13,204)	8,157
Income tax expense	102	260	206	663
Net (loss) income	(4,533)	5,328	(13,410)	7,494
Other comprehensive loss:
Unrealized loss on marketable securities	(1,243)	(79)	(2,802)	(287)
Comprehensive (loss) income	$(5,776)	$5,249	$(16,212)	$7,207

Basic and diluted (loss) earnings per share
Basic	$(0.22)	$0.28	$(0.67)	$0.39
Diluted	$(0.22)	$0.28	$(0.67)	$0.39

Weighted average basic and diluted shares
Basic	20,219	19,182	20,092	19,083
Diluted	20,219	19,330	20,092	19,243

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(13,410)	$7,494
Adjustments to reconcile (loss) income to net cash provided by (used in) operations:
Depreciation and amortization	14,018	11,690
Amortization of operating lease assets	1,268	1,146
Amortization of debt financing costs and discount	531	117
Net amortization of premiums and accretion of discounts on available-for-sale securities	279	123
Provision for doubtful accounts	304	1
Provision for deferred income taxes	163	559
Gain on extinguishment of debt	(180)	(8,312)
Net realized gains on sales of available-for-sale securities	(808)	(390)
Share-based compensation	2,341	2,124
Loss (gain) on disposals of fixed assets	1	(32)
Change in fair value of contingent purchase consideration	(1,350)	(191)
Adjustment to intangibles	23	—
Changes in operating assets and liabilities:
Accounts receivable	(1,816)	(536)
Inventory	(85)	85
Prepaid expenses and other assets	2,855	(10,916)
Operating lease right-of-use assets	(3,489)	(1,368)
Accounts payable	738	11
Accrued expenses and other long-term obligations	2,637	111
Operating lease liabilities	2,298	116
Deferred revenue	639	(2,976)
Net cash provided by (used in) operating activities	6,957	(1,144)
Cash flows from investing activities:
Acquisition of intangible asset	(2,289)	(25,526)
Purchases of property and equipment	(2,188)	(100)
Software capitalization costs	(3,219)	(3,152)
Purchases of available-for-sale securities	(33,454)	(695)
Proceeds from sales and maturities of available-for-sale securities	7,159	8,431
Net cash (used in) provided by investing activities	(33,991)	(21,042)
Cash flows from financing activities:
Proceeds from notes payable	—	29,425
Payments of notes payable	(1,688)	(15,073)
Payments of contingent purchase consideration	(9)	(1,784)
Debt financing fees	—	(878)
Net proceeds from issuance of common stock	192	526
Net change in client fund obligations	(32,527)	(146,206)
Net cash used in financing activities	(34,032)	(133,990)
Net decrease in cash and cash equivalents	(61,066)	(156,176)
Cash and cash equivalents at beginning of period	198,641	324,985
Cash and cash equivalents at end of period	$137,575	$168,809

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$10,885	$11,506
Restricted cash and restricted cash equivalents included in funds held for clients	126,690	157,303
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$137,575	$168,809

Supplemental information:
Cash paid for interest	$2,247	$722
Cash paid for income taxes	$246	$332
Net assets added from acquisitions	$—	$763

Non-cash investing and financing activities:
Contingent purchase consideration issued for acquisition	$—	$3,038
Notes payable issued for acquisitions	$411	$4,386
Stock issuance for acquisitions	$—	$6,428

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(in thousands, except per share amounts)

	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21

Revenue	$21,903	$20,300	$24,333	$21,113	$17,981	$17,168	$19,802

Gross Profit to non-GAAP Gross Profit
Gross Profit	$13,647	$12,261	$15,464	$13,259	$10,868	$9,945	$12,492
Gross Margin	62.3%	60.4%	63.6%	62.8%	60.4%	57.9%	63.1%

Share-based Compensation	38	35	36	46	45	38	23
Depreciation	860	815	857	685	710	973	762
Amortization - intangibles	296	296	296	354	379	379	379
Non-GAAP Gross Profit	$14,841	$13,407	$16,653	$14,344	$12,002	$11,335	$13,656
Non-GAAP Gross Margin	67.8%	66.0%	68.4%	67.9%	66.7%	66.0%	69.0%

Net (loss) income to non-GAAP net (loss) income
Net (loss) income	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)
Share Count	20,219	20,105	20,041	19,974	19,182	19,040	19,007
EPS	$(0.22)	$(0.29)	$(0.15)	$(0.22)	$0.28	$0.20	$(0.08)

Share-based Compensation	798	814	729	821	784	760	626
Amortization - intangibles	3,646	3,649	3,729	3,711	2,912	2,907	2,907
One-time expenses
Settlements, penalties and interest	56	298	138	93	441	401	188
Acquisition and transaction costs	—	637	85	35	151	7	14
Other non-recurring expenses	298	793	499	150	141	446	—
Other income, net	(399)	(1,130)	—	(150)	(10,191)	(8,654)	—
Non-GAAP net (loss) income	$(134)	$(799)	$2,163	$359	$(434)	$(369)	$2,137
Share Count	20,219	20,105	20,201	20,133	19,182	19,040	19,200
Non-GAAP EPS	$(0.01)	$(0.04)	$0.11	$0.02	$(0.02)	$(0.02)	$0.11

Net income (loss) to Adjusted EBITDA
Net income (loss)	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)
Interest expense, net	1,122	1,068	816	1,061	530	223	224
Income taxes	102	74	30	139	260	298	105
Depreciation	1,009	969	1,027	846	872	1,136	956
Amortization - intangibles	3,646	3,649	3,729	3,711	2,912	2,907	2,907
EBITDA	$1,346	$(100)	$2,585	$1,456	$9,902	$8,328	$2,594
EBITDA Margin	6.1%	(0.5)%	10.6%	6.9%	55.1%	48.5%	13.1%

Share-based Compensation	798	814	729	821	784	760	626
One Time Expenses
Settlements, penalties and interest	56	298	138	93	441	401	188
Acquisition and transaction costs	—	637	85	35	151	7	14
Other non-recurring expenses	298	793	499	150	141	446	—
Other income, net	(399)	(1,130)	—	(150)	(10,191)	(8,654)	—
Adjusted EBITDA	$2,099	$1,312	$4,036	$2,405	$1,228	$1,288	$3,422
Adjusted EBITDA Margin	9.6%	6.5%	16.6%	11.4%	6.8%	7.5%	17.3%

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com